The Reserve Petroleum Company 10-K/A
Exhibit 23

CONSENT OF RCADKINS, LLC

We hereby consent to the use by The Reserve Petroleum Company (the “Company”) in its Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the U.S. Securities and Exchange Commission on March 28, 2012, including any other amendments thereto, of our Report to the Company dated March 15, 2012.

RCADKINS, LLC

	By:	/s/ Robert C. Adkins
Robert C. Adkins, P.E., Member

Edmond, Oklahoma
September 25, 2012